October 11, 2018 Amendment #3

to that certain

Secured Promissory Note As Amended and Restated

Reference is made to that certain Secured Promissory Note as Amended and Restated (the “Initial Note”), dated as of December 28, 2017, between Norris Industries, Inc. (formerly known as International Western Petroleum, Inc.) (the “Company”) and JBB Partners, Inc. (the “Holder”), and as further amended by that certain Amendment #1, dated as of June 13, 2018 and that certain Amendment #2, dated as of June 28, 2018 (collectively, the “Note”). Capitalized terms used but not defined herein shall have the meanings set forth in the Initial Note.

The Company and the Holder, by this Amendment #3, hereby agree to extend the Maturity Date of the Note to December 31, 2019, and agree that the interest due on the principle balance will accrue till the revised Maturity Date of December 31, 2019.

In all other respects the terms of the Note remain unchanged.

IN WITNESS WHEREOF, the Borrower has executed this modification to the Loan Note as of October 11, 2018.

NORRIS INDUSTRIES, INC.

By:	/s/ Patrick Norris
Name:	Patrick Norris
Title:	Chief Executive Officer

Agreed and Accepted this 11th day

of October 2018

JBB Partners, Inc.

By:	/s/ Patrick Norris
Name:	Patrick Norris
Title:	Authorized Signatory